EXHIBIT A


                            AGREEMENT OF JOINT FILING

         In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of a Statement on Schedule 13D, and any amendments thereto, with respect to the Common Stock, par value $0.001 per share, of First Virtual Holdings Incorporated and that this Agreement be included as an Exhibit to such filing.

         This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same Agreement.


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         IN WITNESS WHEREOF, each of the undersigned hereby executes this
Agreement as of May 8, 1998.


SOFTBANK HOLDINGS INC.

By: /s/ Ronald D. Fisher
    -----------------------------------------------
        Name: Ronald D. Fisher
        Title: Vice Chairman


SOFTBANK TECHNOLOGY VENTURES IV L.P.

By:      STV IV LLC
         Its General Partner


         By: /s/ Gary Rieschel
             --------------------------------------
                 Name: Gary Rieschel
                 Title: Executive Managing Director


SOFTBANK CORPORATION

By: /s/ Ronald D. Fisher
    -----------------------------------------------
        Name: Ronald D. Fisher
        Title: Attorney-in-Fact


MASAYOSHI SON

By: /s/ Ronald D. Fisher
    -----------------------------------------------
        Name: Ronald D. Fisher
        Title: Attorney-in-Fact


STV IV LLC

By: /s/ Gary Rieschel
    -----------------------------------------------
        Name: Gary Rieschel
        Title: Executive Managing Director